Exhibit 99.1

McAfee, Inc. Reports Results for the Third Quarter of 2010

SANTA CLARA, Calif.--(BUSINESS WIRE)--October 28, 2010--McAfee, Inc. (NYSE:MFE) today reported financial results for the third quarter ended September 30, 2010.

Third Quarter 2010 Highlights:

  Entered into a definitive agreement to be acquired by Intel Corporation for $48 per share in cash, valuing the deal at $7.7 billion
  Revenue reached a third quarter record of $523 million, an increase of eight percent year-over-year
  Deferred revenue reached a record $1.4 billion, an increase of eight percent year-over-year
  Cash flow from operations reached $139 million, bringing total cash and marketable securities to $1.0 billion at quarter end. Year to date, cash flow from operations reached a record $431 million, an increase of 23 percent year-over-year.
  GAAP and non-GAAP earnings per diluted share were $0.30 and $0.67, respectively. Non-GAAP earnings per diluted share was a record and increased nine percent year-over-year.

Executive Commentary:

“We are pleased to deliver strong third quarter results that serve as a testament to our strategy and execution. These results also reflect the validation and confidence our customers, partners and employees have in the proposed acquisition of McAfee by Intel,” said McAfee president and chief executive officer, Dave DeWalt. “Our revenue growth was the result of broad based demand for our security solutions portfolio across our corporate and consumer segments. With this, we effectively controlled expenses and delivered record year-to-date operating cash flow.”

“Looking ahead, we are confident in our security market leadership and we are uniquely positioned for continued market share gains. McAfee’s cloud-based endpoint to network interlock strategy is clearly gaining traction as we provide customers leading products and services for the latest demands in mobility, virtualization and embedded security solutions. We believe the rapid expansion of internet enabled devices will continue to drive demand for cloud optimized security solutions for the most complete protection against the evolving global threat landscape,” continued DeWalt.

Third Quarter 2010 Financial Summary and Operational Metrics:

$ in Millions, except per share and % data	Q3 2010	Q3 2009	% Change	% Change Constant Currency Change***
Total Net Revenue	$523	$485	8%	11%

Non-GAAP Operating Income*	$138	$129	7%	17%
Non-GAAP Net Income*	$104	$99	6%	15%
Non-GAAP Net Income Per Share* (Diluted)	$0.67	$0.62	9%	19%

GAAP Operating Income	$64	$43	51%	78%
GAAP Net Income	$47	$37	27%	50%
GAAP Net Income Per Share (Diluted)	$0.30	$0.23	31%	55%

Deferred Revenue	$1,442	$1,334	8%	10%
Cash & Marketable Securities	$1,029	$906	14%

*A complete reconciliation of GAAP to non-GAAP results is set forth in the attachment to this press release.

***Management evaluates and reviews growth rates adjusted for the impact of foreign currency fluctuations to provide a framework for assessing how our underlying business performed. Current period GAAP and non-GAAP results are converted using the comparable average prior-period exchange rates. The current period deferred revenue balance has been adjusted for foreign currency impacts over the last 12 months.

Third Quarter 2010 Balance Sheet and Cash Flow Summary:

  Cash and marketable securities was $1.0 billion at the end of the third quarter of 2010
  Cash flow from operations was $139 million
  Days sales outstanding (DSOs) were 48 days
  Deferred costs of revenue and prepaid expenses associated with revenue-sharing and royalty arrangements were $303 million
  Deferred revenue reached a record of $1.4 billion
  Approximately 77 percent of revenue during the third quarter of 2010 came from prior period deferred revenue

Key Announcements:

  McAfee completed the acquisition of privately owned tenCube, the provider of the WaveSecure mobile security service
  McAfee hosted its third annual customer and partner event, FOCUS 10, which attracted thousands of attendees and tripled its number of partners attending
  McAfee appointed Gert-Jan Schenk as president of its Europe, Middle East and Africa region
  McAfee unveiled its “Security Connected” initiative, enabling partners, developers and customers to apply a more intelligent, effective and sustainable approach to securing digital information. As part of this initiative, McAfee released the first two of four new connected security platforms, McAfee Endpoint Security 9 and McAfee Security Management 5.
  McAfee delivered McAfee Management for Optimized Virtualized Environments AntiVirus (MOVE AV), which makes virtual desktop security simpler and more scalable for large enterprise deployments
  McAfee was named a leader in the Data Leak Prevention Suites market (Forrester Research Inc.’s “The Forrester Wave™: Data Leak Prevention Suites, Q4, 2010, October 2010”). McAfee was also named a leader in the Gartner “Magic Quadrant for Mobile Data Protection,” as published on September 7, 2010.
  McAfee announced the general availability of the McAfee® Enterprise Mobility Management (McAfee® EMM®) 9.0 platform, which deepens support for iPhone and other iOS devices, as well as expands Android support and provides greater control for administrators
  McAfee EMM will provide Motorola smartphone users with advanced security to address corporate market demand, including the increased use of mobile productivity apps

Financial Outlook:

  McAfee expects net revenue in the fourth quarter of 2010 of $530 million to $550 million
  The company expects fourth quarter 2010 GAAP net income of $0.29 to $0.33 per diluted share and non-GAAP net income of $0.67 to $0.71 per diluted share
  This guidance reflects an assumed 29 percent annual GAAP tax rate and a 24 percent annual non-GAAP tax rate for 2010

Conference Call Information:

  The company will host a conference call today at 1:30 P.M. Pacific, 4:30 P.M. Eastern to discuss its quarterly results. Participants should call (800) 809-7467 (U.S. toll-free) or (706) 679-4671 (international). The passcode is 45023515.
  Attendees should dial in at least 15 minutes prior to the conference call
  A replay of the call will be available until November 11, by calling (800) 642-1687 (U.S. toll-free) or (706) 645-9291 (international)
  A Web cast of the call may also be found on the Internet through McAfee’s Investor Relations Web site at http://investor.mcafee.com

Disclosure Statements and Discussion of Non-GAAP Financial Measures:

Management evaluates and makes operating decisions using various performance measures. In addition to reporting financial results in accordance with GAAP, we also consider adjusted gross profit, operating income and net income, which we refer to as "non-GAAP gross profit," "non-GAAP operating income" and "non-GAAP net income." In calculating non-GAAP gross profit, non-GAAP operating income and non-GAAP net income, management adjusts for certain items to facilitate its review of the comparability of the company's operating performance on a period-to-period basis because such items are not, in management's review, related to the company's ongoing operating performance.

Non-GAAP gross profit excludes amortization of purchased technology, stock-based compensation expense and certain other items. Non-GAAP net income and non-GAAP operating income exclude amortization of purchased technology and intangibles, stock-based compensation expenses, acquisition-related costs, restructuring charges, provision for income taxes and certain other items. Management used a 24 percent non-GAAP effective tax rate to calculate non-GAAP net income in 2010 and 2009. Management believes the 24 percent effective tax rate is reflective of a long-term normalized tax rate under the global McAfee operating structure.

We present non-GAAP gross profit, non-GAAP operating income and non-GAAP net income because we consider each to be an important supplemental measure of our performance. Management uses these non-GAAP financial measures to make operational and investment decisions, to evaluate the company's performance and to forecast and to determine compensation. Further, management utilizes these performance measures for purposes of comparison with its business plan and individual operating budgets and allocation of resources. In addition, when evaluating potential acquisitions, management adjusts for the items described above in its evaluation of target performance.

We further believe that these non-GAAP financial measures are useful to investors in providing greater transparency to the information used by management in its operational decision making. We believe that calculating non-GAAP gross profit, non-GAAP operating income and non-GAAP net income also facilitates a comparison of McAfee's underlying operating performance with that of other companies in our industry, which may from time to time use similar non-GAAP financial measures to supplement their GAAP results. However, non-GAAP gross profit, non-GAAP operating income and non-GAAP net income have limitations as analytical tools, and you should not consider these measures in isolation or as a substitute for GAAP gross profit, GAAP operating income and GAAP net income or any other performance measure determined in accordance with GAAP. In the future, we expect to continue to incur expenses similar to certain of the non-GAAP adjustments described above and exclusion of these items in the presentation of our non-GAAP financial measures should not be construed as an inference that all of these costs are unusual, infrequent or non-recurring. Investors and potential investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as analytical tools. Some of the limitations in relying on non-GAAP net income are:

  Amortization of purchased technology and intangibles, though not directly affecting our current cash position, represents the loss in value as the technology in our industry evolves, is advanced or is replaced over time. The expense associated with this loss in value is not included in the non-GAAP net income presentation and therefore does not reflect the full economic effect of the ongoing cost of maintaining our current technological position in our competitive industry, which is addressed through our research and development program.
  The company regularly engages in acquisition and integration activities as part of its ongoing business. Therefore, we expect to continue to experience acquisition and retention bonuses, direct acquisition costs and integration costs related to acquisition activity in future periods.
  The company's income tax expense will ultimately be based on its GAAP taxable income and actual tax rates in effect, which may differ significantly from the 24 percent rate assumed in our non-GAAP financial measures for 2010 and 2009
  Other companies, including companies in our industry, may calculate non-GAAP net income differently than we do, limiting its usefulness as a comparative tool

In addition, many of the adjustments to our GAAP financial statements result in the exclusion of items that are recurring and will be reflected in the company's financial results for the foreseeable future. The company compensates for these limitations by providing specific information regarding the GAAP amounts excluded from the non-GAAP financial measures. The company further compensates for the limitations of our use of non-GAAP financial measures by presenting comparable GAAP measures equally or more prominently. The company evaluates the non-GAAP financial measures together with the most directly comparable GAAP financial measure.

Investors and potential investors are encouraged to review the reconciliation of non-GAAP financial measures contained within this press release with our GAAP financial measures. For more information, see the consolidated statements of income and the "Reconciliation of GAAP to Non-GAAP Financial Measures" contained in this press release.

Forward-Looking Statements:

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward looking statements include statements regarding the preliminary results for the quarter ended September 30, 2010; guidance on expected results for the fourth quarter of 2010; and tax rates for 2010. Forward looking statements also include statements about the security market, the demand for and value of McAfee's security solutions, and McAfee’s strategy, market leadership and positioning for continued market share gains. Actual results could vary, perhaps materially, and the expected results may not occur. In particular, actual results are subject to other risks, including that the announcement and pendency of the acquisition by Intel could disrupt McAfee’s business. In addition, McAfee may not achieve its planned revenue realization rates or sales targets, succeed in its efforts to grow its business or combat effectively the security threats of the future, leverage its relationships and opportunities to the degree expected or capture market share, notwithstanding related commitment or related investment. McAfee may not benefit from its acquisitions, strategic alliances or partnerships as anticipated; the company's product and service offerings may not continue to interoperate effectively with operating systems causing delayed or lost sales or increased expenses; the company may experience delays in product development or the release of previously announced products; the company may experience delayed or lost sales and revenue as a result of outages in integrated systems on which it is highly dependent; or the company may not satisfactorily anticipate or meet its customers' needs or expectations. Actual results are also subject to a number of other factors, including customer and distributor demand fluctuations, currency fluctuations, and macro and other economic conditions both in the United States and internationally, including the adverse global economic conditions. The forward-looking statements contained in this release are also subject to other risks and uncertainties, including those more fully described in McAfee's filings with the SEC including its quarterly report on Form 10-Q for the period ended June 30, 2010. McAfee does not undertake to update any forward looking statements.

About McAfee, Inc.:

McAfee, Inc., headquartered in Santa Clara, California, is the world's largest dedicated security technology company. McAfee is relentlessly committed to tackling the world's toughest security challenges. The company delivers proactive and proven solutions and services that help secure systems and networks around the world, allowing users to safely connect to the Internet, browse and shop the web more securely. Backed by an award-winning research team, McAfee creates innovative products that empower home users, businesses, the public sector and service providers by enabling them to prove compliance with regulations, protect data, prevent disruptions, identify vulnerabilities, and continuously monitor and improve their security. http://www.mcafee.com

McAfee and/or other noted McAfee related products contained herein are registered trademarks or trademarks of McAfee, Inc., and/or its affiliates in the U.S. and/or other countries. McAfee Red in connection with security is distinctive of McAfee brand products. Any other non-McAfee related products, registered and/or unregistered trademarks contained herein are only by reference and are the sole property of their respective owners. © 2010 McAfee, Inc. All rights reserved.

MCAFEE, INC. AND SUBSIDIARIES CONDENSED CONSOLIDATED BALANCE SHEETS (in thousands) (Unaudited)

	September 30, 2010	December 31, 2009

Assets:
Cash and marketable securities	$1,029,005	$950,168
Accounts receivable, net	280,451	294,315
Prepaid expenses, deferred costs of revenue and other current assets (A)	295,694	263,891
Property and equipment, net	145,735	133,016
Deferred income taxes	593,111	604,737
Goodwill, intangibles and other long-term assets, net (A)	1,655,213	1,717,059
Total assets	$3,999,209	$3,963,186

Liabilities:
Accounts payable	$60,931	$55,104
Accrued liabilities	350,262	312,299
Deferred revenue (B)	1,442,472	1,407,473
Accrued taxes and other long-term liabilities	59,336	70,772
Total liabilities	1,913,001	1,845,648

Stockholders' Equity:
Common stock	1,915	1,868
Treasury stock	(1,169,816)	(845,118)
Additional paid-in capital	2,429,694	2,251,916
Accumulated other comprehensive loss	(11,288)	(3,291)
Retained earnings	835,703	712,163
Total stockholders' equity	2,086,208	2,117,538
Total liabilities and stockholders' equity	$3,999,209	$3,963,186

(A)	Deferred costs of revenue and prepaid expenses primarily associated with revenue-sharing and royalty arrangements were $302.8M and $271.8M as of September 30, 2010 and December 31, 2009, respectively.
(B)	Short term and long term deferred revenue were $1,097.2M and $345.3M as of September 30, 2010 and $1,068.7M and $338.8M as of December 31, 2009, respectively.

MCAFEE, INC. AND SUBSIDIARIES CONDENSED CONSOLIDATED STATEMENTS OF INCOME (in thousands, except per share data) (Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2010	2009	2010	2009

Net revenue	$523,259	$485,271	$1,515,243	$1,401,666

Cost of net revenue (A) (B)	121,608	107,410	343,421	297,855
Amortization of purchased technology	20,475	19,360	61,313	57,193
Impact of signature file update	-	-	725	-

Gross profit	381,176	358,501	1,109,784	1,046,618

Operating costs:

Research and development (A)	86,391	82,231	251,927	238,841

Sales and marketing (A)	162,596	155,506	484,060	461,566

General and administrative (A)	46,174	40,779	135,140	120,180

Restructuring charges	1,398	1,714	26,279	10,919

Amortization of intangibles	7,446	10,492	22,591	30,600

Acquisition-related costs	8,678	25,114	13,493	31,798

Litigation-related and other costs	4,250	-	4,250	2,325

Impact of signature file update	-	-	1,093	-

Loss on sale/disposal of assets and technology	193	160	257	238

Total operating costs	317,126	315,996	939,090	896,467

Income from operations	64,050	42,505	170,694	150,151

Interest and other income (loss), net	(809)	1,069	(158)	3,249

Impairment of marketable securities	-	-	-	(710)

Income before provision for income taxes	63,241	43,574	170,536	152,690

Provision for income taxes	16,681	6,785	46,996	33,792

Net income	$46,560	$36,789	$123,540	$118,898

Net income per share - basic	$0.30	$0.23	$0.80	$0.76
Net income per share - diluted	$0.30	$0.23	$0.79	$0.75

Shares used in per share calculation - basic	152,788	157,186	154,976	155,580
Shares used in per share calculation - diluted	154,988	159,925	157,215	158,250

(A) Stock-based compensation expense is included as follows:
Cost of net revenue	$2,012	$1,598	$5,644	$4,406
Research and development	9,174	6,699	23,227	19,904
Sales and marketing	12,751	10,646	36,936	36,841
General and administrative	7,849	7,656	21,876	20,563

	$31,786	$26,599	$87,683	$81,714

(B) In the three and nine months ended September 30, 2009, cost of net revenue includes $2.7M of acquisition-related costs.

MCAFEE, INC. AND SUBSIDIARIES CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (in thousands) (Unaudited)

	Nine Months Ended September 30,
	2010	2009

Cash flows from operating activities:
Net income	$123,540	$118,898
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	129,030	126,402
Stock-based compensation expense	87,683	75,656
Excess tax benefit from stock-based awards	(9,338)	(8,643)
Deferred income taxes	26,660	12,993
Non-cash restructuring charge	12,857	840
Impairment of marketable securities	-	710
Other non-cash items	4,665	4,592
Changes in assets and liabilities, net of acquisitions:
Accounts receivable, net	6,386	95,744
Prepaid expenses, deferred costs of revenue, and other assets	(37,623)	(72,097)
Accounts payable	6,136	2,203
Accrued taxes and other liabilities	29,467	(25,150)
Deferred revenue	51,439	19,071
Net cash provided by operating activities	430,902	351,219
Cash flows from investing activities:
Purchase of marketable securities	(287,159)	(307,789)
Proceeds from sales of marketable securities	145,929	14,830
Proceeds from maturities of marketable securities	247,445	141,265
Purchase of property and equipment	(54,481)	(44,401)
Acquisitions, net of cash acquired	(42,489)	(171,618)
Other investing activities	10,390	158
Net cash provided by (used in) investing activities	19,635	(367,555)
Cash flows from financing activities:
Proceeds from issuance of common stock under our employee stock benefit plans	83,402	70,548
Excess tax benefit from stock-based awards	9,338	8,643
Repurchase of common stock	(324,698)	(21,737)
Bank borrowings	-	100,000
Payment of accrued purchase price and contingent consideration	(19,556)	-
Other financing activities	(3,157)	(4,949)
Net cash (used in) provided by financing activities	(254,671)	152,505
Effect of exchange rate fluctuations on cash	(12,532)	19,902
Net increase in cash and cash equivalents	183,334	156,071
Cash and cash equivalents at beginning of period	677,137	483,302
Cash and cash equivalents at end of period	$860,471	$639,373

MCAFEE, INC. AND SUBSIDIARIES RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES (in thousands, except per share data) (Unaudited)

		Three Months Ended September 30,		Nine Months Ended September 30,
		2010	2009	2010	2009
Net revenue:
GAAP net revenue		$523,259	$485,271	$1,515,243	$1,401,666
Impact of signature file update	(1)	-	-	6,105	-
Non-GAAP net revenue		$523,259	$485,271	$1,521,348	$1,401,666

Gross profit:
GAAP gross profit		$381,176	$358,501	$1,109,784	$1,046,618
Impact of signature file update	(1)	-	-	6,830	-
Stock-based compensation expense	(2)	2,012	1,598	5,644	4,406
Amortization of purchased technology	(3)	20,475	19,360	61,313	57,193
Acquisition-related costs		-	2,717	-	2,717
Non-GAAP gross profit		$403,663	$382,176	$1,183,571	$1,110,934

Operating income:
GAAP operating income		$64,050	$42,505	$170,694	$150,151
Impact of signature file update	(1)	-	-	7,923	-
Stock-based compensation expense	(2)	31,786	26,599	87,683	81,714
Amortization of purchased technology	(3)	20,475	19,360	61,313	57,193
Amortization of intangibles	(3)	7,446	10,492	22,591	30,600
Restructuring charges	(4)	1,398	1,714	26,279	10,919
Acquisition-related costs	(5)	8,678	27,831	13,493	34,515
Litigation-related and other costs	(6)	4,250	-	4,250	2,325
Loss on sale/disposal of assets and technology	(7)	193	160	257	238

Non-GAAP operating income		$138,276	$128,661	$394,484	$367,655

Net income:
GAAP net income		$46,560	$36,789	$123,540	$118,898
Impact of signature file update	(1)	-	-	7,923	-
Stock-based compensation expense	(2)	31,786	26,599	87,683	81,714
Amortization of purchased technology	(3)	20,475	19,360	61,313	57,193
Amortization of intangibles	(3)	7,446	10,492	22,591	30,600
Restructuring charges	(4)	1,398	1,714	26,279	10,919
Acquisition-related costs	(5)	8,678	27,831	13,493	34,515
Litigation-related and other costs	(6)	4,250	-	4,250	2,325
Loss on sale/disposal of assets and technology	(7)	193	160	257	238
Marketable securities (accretion) impairment	(8)	(322)	-	(1,151)	710
Provision for income taxes	(9)	16,681	6,785	46,996	33,792

Non-GAAP income before provision for income taxes		137,145	129,730	393,175	370,904

Non-GAAP provision for income taxes	(10)	32,915	31,135	94,362	89,017
Non-GAAP net income		$104,230	$98,595	$298,812	$281,887

Net income per share - diluted: *
GAAP net income per share - diluted		$0.30	$0.23	$0.79	$0.75
Stock-based compensation expense per share	(2)	0.21	0.17	0.56	0.52
Other adjustments per share	(1), (3)-(10)	0.17	0.22	0.56	0.51

Non-GAAP net income per share - diluted *		$0.67	$0.62	$1.90	$1.78

Shares used to compute Non-GAAP net income per share - diluted		154,988	159,925	157,215	158,250

* Non-GAAP net income per share is computed independently for each period presented. The sum of GAAP net income per share and non-GAAP adjustments may not equal non-GAAP net income per share due to rounding differences.

This presentation includes non-GAAP measures. Our non-GAAP measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures, and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP. For a detailed explanation of the adjustments made to comparable GAAP measures, the reasons why management uses these measures, the usefulness of these measures and the material limitations of these measures, see items (1) through (10).

Items (1) through (10) on the “Reconciliation of GAAP to Non-GAAP Financial Measures” table are listed to the right of certain categories under “Net Revenue”, “Gross profit,” “Operating income,” “Net income” and “Net income per share - diluted” and correspond to the categories explained in further detail below under paragraphs (1) through (10).

The non-GAAP financial measures are non-GAAP net revenue, non-GAAP operating income, non-GAAP net income and non-GAAP net income per share — diluted, which adjust for the following items: the impact of signature file update, stock-based compensation expense, amortization of purchased technology and intangibles, restructuring charges, acquisition-related costs, loss on sale/disposal of assets and technology, litigation-related and other costs, marketable securities (accretion) impairment, income taxes and certain other items. We believe that the presentation of these non-GAAP financial measures is useful to investors, and such measures are used by our management, for the reasons associated with each of the adjusting items as described below:

(1)

Impact of signature file update primarily reflects the negative impact during the three months ended June 30, 2010, related to prior-period deferred revenue and additional costs incurred. The deferred revenue was originally scheduled to be recognized from the balance sheet and was delayed into future periods due to actions we took when providing customer care packages to our customers related to our release in April of an anti-virus signature file update that impacted some of our customers. We consider our operating results without this impact when evaluating our ongoing performance as we believe that the exclusion allows for more accurate comparisons of our financial results to previous periods. In addition, we believe it is useful to investors to understand the specific impact of the signature file update on our operating results.

(2)

Stock-based compensation expense consist of expense relating to stock-based awards issued to employees and outside directors including stock options, restricted stock awards and units, restricted stock units with performance-based vesting and our Employee Stock Purchase Plan. Because of varying available valuation methodologies, subjective assumptions and the variety of award types, the Company believes that the exclusion of stock-based compensation expense allows for more accurate comparisons of our operating results to our peer companies, and for a more accurate comparison of our financial results to previous periods. In addition, the Company believes it is useful to investors to understand the specific impact of stock-based compensation expense on our operating results.

(3)

Amortization of purchased technology and intangibles are non-cash charges that can be impacted by the timing and magnitude of our acquisitions. The Company considers its operating results without these charges when evaluating its ongoing performance and/or predicting its earnings trends, and therefore excludes such charges when presenting non-GAAP financial measures. The Company believes the assessment of its operations excluding these costs is relevant to its assessment of internal operations and comparisons to the performance of other companies in its industry.

(4)

Restructuring charges include excess facility and asset-related restructuring charges and severance costs resulting from reductions of personnel driven by modifications to the Company’s business strategy, such as acquisitions or divestitures. These costs may vary in size based on the Company’s restructuring plan. In addition, the Company’s assumptions are continually evaluated, which may increase or reduce the charges in a specific period. The Company’s management excludes these costs when evaluating its ongoing performance and/or predicting its earnings trends, and therefore excludes these charges when presenting non-GAAP financial measures.

(5)

Acquisition-related costs include direct costs of the acquisition and expenses related to acquisition integration activities. Examples of costs directly related to an acquisition include transactions fees, due diligence costs, acquisition retention bonuses and severance, fair value adjustments related to contingent consideration, amounts or recoveries subject to escrow provisions, and certain legal costs related to acquired litigation. Additionally, we have included direct costs related to our pending acquisition by Intel. These expenses vary significantly in size and amount and are disregarded by the Company’s management when evaluating and predicting earnings trends because these charges are unique to specific acquisitions, and are therefore excluded by the Company when presenting non-GAAP financial measures.

(6)

Litigation-related and other costs are charges related to discrete and unusual events where the Company has incurred significant costs which, in the Company’s view, are not incurred in the ordinary course of operations. Examples of such charges include litigation and investigation-related charges. The Company’s management excludes these costs when evaluating its ongoing performance and/or predicting its earnings trends, and therefore excludes these charges when presenting non-GAAP financial measures. Further, the Company believes it is useful to investors to understand the specific impact of these charges on its operating results. In the third quarter of 2010, we combined the “Investigation-related and other costs” and “Legal settlements” line items which were previously reported separately into this line item for ease of presentation.

(7)

Loss on sale/disposal of assets and technology relate to the sale or disposal of assets of the Company. These losses or gains can vary significantly in size and amount. The Company’s management excludes these losses or gains when evaluating its ongoing performance and/or predicting its earnings trends, and therefore excludes these items when presenting non-GAAP financial measures. In addition, in periods where the Company realizes gains or incurs losses on the sale of assets and/or technology, the Company believes it is useful to investors to highlight the specific impact of these amounts on its operating results.

(8)

Marketable securities (accretion) impairment includes “other than temporary” declines in the fair value of our available-for-sale securities and subsequent recoveries of these losses. The Company’s management excludes these losses/income when evaluating the company’s ongoing performance and/or predicting earning trends, and therefore excludes these losses/income when presenting non-GAAP financial measures.

(9)	Provision for income taxes is our GAAP provision that must be added back to GAAP net income to reconcile to non-GAAP income before taxes.

(10)

Non-GAAP provision for income taxes reflects a 24% non-GAAP effective tax rate in 2010 and 2009 which is used by the Company’s management to calculate non-GAAP net income. Management believes that the 24% effective tax rate is reflective of a long-term normalized tax rate under the global McAfee legal entity and tax structure as of the respective period end.

MCAFEE, INC. AND SUBSIDIARIES PROJECTED GAAP REVENUE AND RECONCILIATION OF PROJECTED GAAP NET INCOME PER SHARE TO PROJECTED NON-GAAP NET INCOME PER SHARE (Unaudited)

Q4 FY'10
	Projected GAAP revenue range	$530M - $550M

Projected net income per share reconciliation:

	Projected GAAP net income per share range - diluted	$0.29 - $0.33

Add back:
	Projected stock-based compensation adjustment per share, net of tax (A)	$0.13 - $0.17
	Projected other adjustments per share, net of tax (B)	$0.17 - $0.21

	Projected non-GAAP net income per share range - diluted*	$0.67 - $0.71

*

We believe that providing a forecast of the non-GAAP items set forth above is useful to investors, and such items are used by our management, for the reasons associated with each of the adjusting items as described below.

(A)

Stock-based compensation expense consist of expense relating to stock-based awards issued to employees and outside directors including stock options, restricted stock awards and units, restricted stock units with performance-based vesting and our Employee Stock Purchase Plan.  Because of varying available valuation methodologies, subjective assumptions and the variety of award types, the Company believes that the exclusion of stock-based compensation expense allows for more accurate comparisons of our operating results to our peer companies, and for a more accurate comparison of our financial results to previous periods. In addition, the Company believes it is useful to investors to understand the specific impact of stock-based compensation expense on our operating results.

(B)

Other adjustments include amortization of purchased technology and intangibles, litigation-related and other costs, restructuring charges, acquisition-related costs, loss/gain on sale/disposal of assets and technology, income taxes and certain other items.  We exclude these items because we believe they are not directly related to the operation of our business.  A more detailed explanation of the reasons why we exclude these categories from our GAAP net income is contained in paragraphs (1) through (10) above under the table entitled “Reconciliation of GAAP to Non-GAAP Financial Measures.”

For Q4 FY’10, this guidance reflects an assumed annual GAAP and non-GAAP tax rate of 29% and 24%, respectively.

MCAFEE, INC. AND SUBSIDIARIES CONDENSED CONSOLIDATED GAAP REVENUE BY GEOGRAPHY (in thousands) (Unaudited)

		Three Months Ended September 30, 2010		Three Months Ended June 30, 2010		Three Months Ended March 31, 2010		Three Months Ended December 31, 2009		Three Months Ended September 30, 2009

McAfee North America		$312,279	60%	$285,858	58%	$284,197	57%	$298,562	57%	$273,464	56%

McAfee International		210,980	40%	203,381	42%	218,548	43%	227,104	43%	211,807	44%

GAAP net revenue		$523,259	100%	$489,239	100%	$502,745	100%	$525,666	100%	$485,271	100%

McAfee North America	(1)			2,893

McAfee International	(1)			3,212

Non-GAAP adjustments				6,105

McAfee North America				288,751	58%

McAfee International				206,593	42%

Non-GAAP net revenue				$495,344	100%

This presentation includes a non-GAAP net revenue measure. Our non-GAAP net revenue measure is not meant to be considered in isolation or as a substitute for a comparable GAAP net revenue measure, and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP. For a detailed explanation of the adjustment made to the comparable GAAP net revenue measure, the reasons why management uses this measure, the usefulness of this measure and the material limitations of this measure, see item (1) on the Reconciliation of GAAP to Non-GAAP Financial Measures.

MCAFEE, INC. AND SUBSIDIARIES CONDENSED CONSOLIDATED GAAP REVENUE BY PRODUCT GROUPS (in thousands) (Unaudited)

		Three Months Ended September 30, 2010		Three Months Ended June 30, 2010		Three Months Ended March 31, 2010		Three Months Ended December 31, 2009		Three Months Ended September 30, 2009

McAfee Corporate		$323,897	62%	$298,449	61%	$312,507	62%	$337,910	64%	$308,573	64%

McAfee Consumer		199,362	38%	190,790	39%	190,238	38%	187,756	36%	176,698	36%

GAAP net revenue		523,259	100%	489,239	100%	$502,745	100%	$525,666	100%	$485,271	100%

McAfee Corporate	(1)			6,105

McAfee Consumer	(1)			-

Non-GAAP adjustments				6,105

McAfee Corporate				304,554	61%

McAfee Consumer				190,790	39%

Non-GAAP net revenue				$495,344	100%

This presentation includes a non-GAAP net revenue measure. Our non-GAAP net revenue measure is not meant to be considered in isolation or as a substitute for a comparable GAAP net revenue measure, and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP. For a detailed explanation of the adjustment made to the comparable GAAP net revenue measure, the reasons why management uses this measure, the usefulness of this measure and the material limitations of this measure, see item (1) on the Reconciliation of GAAP to Non-GAAP Financial Measures.

CONTACT:
McAfee, Inc.
Kate Scolnick, 408-346-5223 (Investors)
kate_scolnick@mcafee.com
Brandie Claborn, 972-987-2124 (Investors)
brandie_claborn@mcafee.com
Tracy Ross, 408-346-5965 (Media)
tracy_ross@mcafee.com